                                                       Exhibit 10.1.5 of Item 15

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement is executed as of _________2002  and is between
Medix Resources, Inc.., a Colorado corporation (the "Company") and _________(the
"Optionee").

     WHEREAS,  the Optionee  has served and  continues to serve as a Director of the  Company,  and in  consideration  of his past  service  to,  and to  provide incentive  to the  Optionee  in in  connection  with his future  service to, the
Company,  the Company has  determined to provide to the Optionee,  the following grant of options to purchase  Company  common  stock,  par value $.001 per share
(the Common Stock");

     NOW,  THEREFORE,  The Company  hereby  grants  options to Optionee upon the following terms:

     1. Grant of Options;  Vesting.  The Optionee is hereby  granted,  as of the above date (the "Grant  Date"),  options to purchase  _________shares  of Common
Stock of the Company,  which shall vest and become exercisable upon the Optionee serving as a Director of the Company  until____________,  subject to the Special
Committee's  approval  of the  Optionee's  performance.  The options to purchase
Common Stock granted hereby are termed "Options" in this Agreement.  The Special
Committee  shall be made up of  President  and CEO,  Chairman of the Board and a representative of Compensation Committee. The shares of Common Stock issued upon exercise of any of the Options are called "Option Shares" in this Agreement.

     2. Exercise  Price.  The exercise price pursuant at which the Options shall be exercised is $________per share (the "Exercise Price").

     3. Term.. Any Options granted  hereunder  shall expire on  _____________(the
"Termination  Date"),  if not exercised in full and no part of the Options shall be exercised thereafter.

     4. Exercise of Option. Any Options (or any part or installment thereof) may be exercised,  prior to the  Termination  Date, by giving  written notice to the
Company at its principal office address.  Such notice shall identify the Options being  exercised  and specify the number of shares as to which such  Options are being exercised, accompanied by full payment of the purchase price in any of the following  ways:  (i) in U.S.  dollars in cash or by check,  bank draft or money order;  (ii) by the surrender of all or part of options to purchase Common Stock
(including  Options  being  exercised)  with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common
Stock  with  an  aggregate  value  equal  to the  exercise  price;  or (iv) by a combination  of (i), (ii) and (iii) above.  The holder of Options shall not have the rights of a  shareholder  with respect to the shares  covered by his, her or its Options until the date of issuance of a stock  certificate  for such shares.
Except as  expressly  provided  in Section  11 below with  respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar  rights  for  which  the  record  date is  before  the date  such  stock certificate  is  issued.  After  the  exercise  of  Options,  a  certificate  or certificates  representing  the  Option  Shares  so  purchased  shall,  within a reasonable time, be issued in the Optionee's name and delivered to the Optionee, subject to compliance with applicable  securities  laws. Upon a partial exercise of the Options,  this  Agreement  shall be  automatically  amended to reduce the number of Option Shares covered by this option by the number of Option Shares so purchased  without the necessity of the execution of a new agreement or a formal written  amendment of this Agreement.  The proceeds received by the Company from the sale of shares  pursuant to Options  granted under this  Agreement  shall be used for general corporate purposes.

     5. Certain  Taxes.  The  Optionee  authorizes  The Company to withhold,  in accordance  with  applicable  law,  from any  Option  Shares to be issued to the
Optionee  upon  exercise by the Optionee of all or a portion of the  Options,  a number of Option  Shares based on their fair market value equal to the amount of any taxes that may be required to be withheld by any federal, state or local law or  regulation as a result of the exercise of the Options.  In this regard,  the
Optionee  acknowledges and agrees that any required withholding is mandatory and the  determination  by the Company of the fair market value of any Option Shares on the date of  exercise  of this option  shall be final and  conclusive  in all respects.  The Options  granted  hereunder are not intended to be a qualified or incentive stock options under the Internal Revenue Code of 1986, as amended.

     6. Transfer of Options.  Options may be exercised only by the Optionee, his guardian or legal representative during the Optionee's lifetime and, thereafter, by his heirs or  executor.  Neither  these  Options nor any  portion  thereof or interest  therein may be sold,  pledged,  assigned or  transferred in any manner other than by will or by the laws of descent and distribution.

     7. Transfer of Option  Shares.  Unless the sale of the Option Shares to the
Optionee have been  registered  pursuant to a  Registration  Statement  declared effective by the U.S.  Securities and Exchange  Commission,  the Optionee agrees that the Option  Shares  acquired upon exercise of the Options shall be acquired for his own  account  for  investment  purposes  only and not with a view to any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Act") or other applicable  securities laws. Unless the sale of the
Option Shares to the Optionee have been  registered  pursuant to a  Registration
Statement declared effective by the U.S. Securities and Exchange Commission, any
stock  certificates  issued upon  exercise of this Option shall bear a legend to the effect that the Option  Shares have been so acquired.  The Company shall not be required to bear any expenses of compliance  with the Act,  other  applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer,  as the case may be, of the Options or any Option  Shares  acquired upon the exercise thereof.  The Optionee  acknowledges that he is aware that his right to transfer the Option Shares may be  restricted  in accordance  with Rule
144, unless such Option Shares are so registered.  The foregoing restrictions on the transfer of the Option  Shares shall not apply if (a) The Company shall have been furnished with an opinion of counsel  satisfactory in form and substance to the Company to the effect that such transfer will be in compliance  with the Act and other  applicable  securities laws, or (b) the Option Shares shall have been duly registered in compliance with the Act and other applicable securities laws.

     8. Acceptance of Stock Option  Agreement.  The Optionee hereby approves and accepts the terms, conditions, and provisions of this Stock Option Agreement and
agrees  to  be  bound   hereby,   and  further   agrees   that  his   executors,
administrators,  heirs,  successors,  and  assigns  shall  be bound  hereby  and thereby.  Without  limitation  of the  foregoing,  the Optionee  hereby  agrees, individually  and for his  executors,  administrators,  heirs,  successors,  and assigns,  that all  decisions  or  interpretations  of the  Company  or its duly authorized  representatives with regard to any and all aspects of this Agreement and the administration thereof shall be binding, conclusive, and final.

     9.  Address  for  Notices.  The parties  hereto  designate  the  respective addresses  set forth below as the addresses for receipt of any notice under this
Stock Option Agreement.

     10.  Merger,  Consolidation  or Change of Control.  In connection  with any merger, consolidation, change in control or similar reorganization,  excluding a public offering ("Reorganization"), the Company may in its discretion:

          a.  Negotiate a binding  agreement  whereby any acquiring or successor corporation  will assume the Options  then  outstanding  or  substitute  an equivalent option; or

          b. Authorize cash payments to Optionee equal to the difference between the aggregate Exercise Price of the option then outstanding irrespective of the Options' current exercisability and the fair market value of the Shares covered by the Options.  Any cash payment  which the Company may make shall be  made  within  sixty  (60)  days  following  the  closing  of  any  such transaction  and shall fully  discharge any and all obligations the Company may have in connection with the options.  Notwithstanding the forgoing, the
     Company  shall have no  obligation  to take any action with  respect to any
     Options in connection with a Reorganization.

     11.  Adjustments.  In the event of a stock  dividend,  stock split or other subdivision, reverse split or consolidation or similar change in the outstanding shares of Common  Stock or capital  structure  of the Company  (collectively,  a
"Stock  Adjustment"),  the following  shall occur  hereunder:  (i) the number of shares of Common  Stock  reserved or  otherwise  available  for  exercise of the
Options,  shall be adjusted  proportionately  (and automatically  reduced by any fraction resulting from such adjustment) ; and (ii) the Exercise Price per share of  outstanding  Options shall be adjusted so that the aggregate  Exercise Price payable  pursuant to each  outstanding  Options after the Stock Adjustment shall equal the  aggregate  amount so payable  prior to the Stock  Adjustment.  In the event of any dispute  concerning  such  adjustment,  the decision of the Company shall be  conclusive,  absent  bad faith.  If a Stock  Adjustment  is made,  The
Company  shall notify  Optionee of such  adjustment  within  thirty (30) days of making such an adjustment, which notification shall state the adjusted number of shares of Common Stock for which a particular option is exercisable.

     12.  Use of  Services;  Successors.  Nothing  herein  confers  any right or obligation on the Optionee to continue  rendering  services as a Director to the
Company  or shall  affect  in any way the  Optionee's  right or the right of the
Company,  as the case may be, to  terminate  the his status as a Director at any time, subject to applicable corporation law or contract provisions.

     13. Entire Agreement.  This Agreement  constitutes the entire understanding between the Optionee  and the  Company,  and  supersedes  all other  agreements, whether  written or oral,  with  respect to the  acquisition  by the Optionee of these Options and/or Option Shares.

     14. Amendment; Governing Law. Any amendment or modification hereto shall be in  writing  and  executed  by both  parties  hereto.  This  Agreement  shall be governed,  interpreted and construed under New York law,  excluding  however the rules  applicable  to conflict of laws.  The  Company's  obligation  to sell and deliver shares of Common Stock under this Agreement is subject to the compliance with  Federal  and  applicable  state  securities  laws and the  approval of any governmental  authority required in connection with the authorization,  issuance or sale of such Option Shares.

     IN WITNESS WHEREOF,  the parties hereto execute this Stock Option Agreement with the intention to be fully bound as of the date first stated above.

                              MEDIX RESOURCES, INC.

                                       By:___________________________________
                                           Darryl R. Cohen
                                           Title: President and CEO
                                 Address:  420 Lexington Avenue, Suite 1830
1.                                         New York, New York 10170

                                          ___________________________________
                                          Optionee:
1.1                                       Address: